UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the registrant ☒  Filed by a Party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement.

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☒	Soliciting Material Pursuant to §240.14a-12

First Data Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Filed by First Data Corporation

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: First Data Corporation

Commission File No.: 001-11073

THIS FILING CONSISTS OF MEMORANDUMS DISTRIBUTED BY FIRST DATA CORPORATION TO PARTICIPANTS OF THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN.

TO:	Eligible ESPP Participants

FROM:	Deb Meadors, Director - Global Equity Plans

CC:	Peter Boucher, EVP - HR
Mike Biagiotti, SVP - Global Compensation and Benefits

DATE:	June 21, 2007

What are we announcing?

On April 2, First Data began another exciting chapter of the First Data story when we agreed to be acquired by an affiliate of Kohlberg Kravis Roberts & Co. (KKR), a private equity firm. The transaction is expected to close by the end of the third quarter 2007 and will result in changes to First Data’s Employee Stock Purchase Plan (ESPP). This document provides you with helpful information regarding the impact this transaction will have on your FDC shares purchased under the ESPP.

What does the transaction mean for the First Data ESPP?

As previously announced, the ESPP will be terminated at a future date, yet to be determined. The last quarterly purchase under the plan will be made on June 29, 2007 and the purchased shares will be deposited into your Computershare account as soon as administratively possible, as is normally done. After that date, no further contributions may be made to the plan, and no further purchases of shares will be made under the plan. All payroll contributions to the plan will automatically stop.

What does the transaction mean for First Data shares you have in the ESPP? When the transaction closes, if you do not exercise your appraisal rights as described in the proxy statement that will be distributed to you, each outstanding share of FDC stock in your Computershare ESPP account will be converted in the merger into the right to receive US$34 per share, less any appropriate deductions, if any. You may choose to sell or transfer your shares at any time prior to closing, of course, in accordance with the plan and subject to a blackout period that will be imposed during the several week period immediately prior to the closing.

What tax consequences does this transaction and payout of FDC shares trigger?

Your tax consequence will be different depending on how long you have held your shares. Shares that have been held less than one year from the date of purchase and less than two years from the first day of the quarter in which the purchase was made will be treated as a disqualified disposition. Shares that have been held more than one year from the date of purchase and more than two years from the first day of the quarter in which the purchase was made will be treated as a qualified disposition.

Disqualifying disposition:

This means you pay ordinary income tax on the amount by which the stock’s fair market value on the purchase date exceeded the actual price you paid (closing price on the last day of the quarter minus purchase price for that quarter). This ordinary income will be reported on your Form W-2, however, there will be no taxes withheld on this amount, so it is your responsibility to pay this tax when you file your annual income tax return. In addition, you pay capital gain taxes on the difference between the cash out price of US$34 and the fair market value of the stock on the last day of the quarter in which you purchased the shares.

Qualifying disposition:

This means you pay ordinary income tax on the lesser of: (i) the actual gain (i.e., the amount by which the stock’s cash out price of US$34 exceeds the purchase price), or (ii) the purchase price discount computed as of the first day of the calendar quarter in which you purchased the shares. It is your responsibility to pay this tax when you file your annual income tax return. In addition, you report long-term capital gain or loss on the difference between the cash out price of US$34 and your tax basis in the shares. Your tax basis is the sum of the amount you paid to buy the shares plus the ordinary income you reported on the cash out of these shares.

How does the transaction affect any WU shares held under the ESPP?

Any WU shares held under the ESPP will not be cashed out. You will be able to hold them in your account until you elect to sell the shares, transfer the shares or until the Company elects to cease ESPP administration of WU shares. No decision has been made yet as to if or when that will occur. You may also transfer those WU shares to another brokerage account of your choosing.

How and when will I receive funds after the transaction?

If you do not exercise your appraisal rights as described in the proxy statement that will be distributed to you, a check for US$34 per First Data share for the shares, less appropriate deductions if any held in your Computershare ESPP account will be automatically delivered to you, generally via normal mail, as soon as administratively feasible after the transaction closes. You do not need to take any further action to receive your payment from Computershare.

If I have additional questions about shares purchased who should I contact?

You may obtain your account information by accessing Computershare’s web site at www-us.computershare.com or by calling Computershare’s at 1-866-839-0209.

All information provided above is subject to and superseded by the provisions of the First Data Corporation Employee Stock Purchase Plan (“ESPP”). In the event a discrepancy exists between the official ESPP documents and the information provided above, the official plan documents will control. First Data retains the right to terminate or amend the ESPP at any time.

Additional Information About the Merger and Where to Find It

In connection with this proposed transaction First Data Corporation (the “Company)” has filed a preliminary proxy statement with the Securities and Exchange Commission (“ SEC”). This document is not yet final and will be amended. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE VERSION OF THE PROXY STATEMENT FILED WITH THE SEC CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement will be mailed to the Company’s stockholders. In addition, stockholders will be able to obtain the proxy statement and all other relevant documents filed by the Company with the SEC free of charge at the SEC’s Web site www.sec.gov or from First Data Corporation, Investor Relations Department at 6200 S. Quebec Street, Suite 340, Greenwood Village, Colorado 80111, (303) 967-6756.

Participants in the Solicitation

First Data Corporation and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information about the Company and its directors and executive officers, and their ownership of the Company’s securities, is set forth in the proxy statement for the 2007 Annual Meeting of Stockholders of the Company, which was filed with the SEC on April 17, 2007, and the preliminary proxy statement for the special meeting to consider the proposed transaction filed with the SEC on May 29, 2007. Additional information regarding the interests of those persons may be obtained by reading the definitive proxy statement when it becomes available.

TO:	Eligible ESPP Participants – Outside the US.

FROM:	Deb Meadors, Director - Global Equity Plans

CC:	Peter Boucher, EVP - HR
Mike Biagiotti, SVP - Global Compensation and Benefits

DATE:	June 21, 2007

What are we announcing?

On April 2, First Data began another exciting chapter of the First Data story when we agreed to be acquired by an affiliate of Kohlberg Kravis Roberts & Co. (KKR), a private equity firm. The transaction is expected to close by the end of the third quarter 2007 and will result in changes to First Data’s Employee Stock Purchase Plan (ESPP). This document provides you with helpful information regarding the impact this transaction will have on your FDC shares purchased under the ESPP.

What does the transaction mean for the First Data ESPP?

The last quarterly purchase under the plan will be made on June 29, 2007 and the purchased shares will be deposited into your Computershare account as soon as administratively possible. After that date, no further contributions may be made to the plan, and no further purchases of shares will be made under the plan. All payroll contributions to the plan will automatically stop.

What does the transaction mean for First Data shares you have in the ESPP?

When the transaction closes, if you do not exercise your appraisal rights as described in the proxy statement that will be distributed to you, each outstanding share of FDC stock in your Computershare ESPP account will be converted in the merger into the right to receive US$34 per share, less any appropriate deductions, if any. You may choose to sell or transfer your shares at any time prior to closing, of course, in accordance with the plan and subject to a blackout period that will be imposed during the several week period immediately prior to the closing.

Does this transaction and payout trigger tax consequences?

Please refer to your country-specific ESPP tax supplement for additional information about the taxes due upon the sale of your shares under the plan when the transaction closes. It is possible that you will recognize income if the US$34 transaction price is greater than the fair market value of First Data stock on the date that you purchased the First Data shares under the ESPP.

How does the transaction affect any WU shares held under the ESPP?

Any WU shares held under the ESPP will not be cashed out. You will be able to hold them in your account until you elect to sell the shares, transfer the shares or until the Company elects to cease ESPP administration of WU shares. No decision has been made yet as to if or when that will occur. You may also transfer those WU shares to another brokerage account of your choosing.

How and when will I receive funds after the transaction?

If you do not exercise your appraisal rights as described in the proxy statement that will be distributed to you, a check for US$34 per First Data share for the shares, less appropriate deductions if any held in your Computershare ESPP account will be automatically delivered to you, generally via normal mail, as soon as administratively feasible after the transaction closes. You do not need to take any further action to receive payment from Computershare.

If I have additional questions about shares purchased who should I contact?

You may obtain your account information by accessing Computershare’s web site at www-us.computershare.com or by calling Computershare’s at 1-866-839-0209.

All information provided above is subject to and superseded by the provisions of the First Data Corporation Employee Stock Purchase Plan (“ESPP”). In the event a discrepancy exists between the official ESPP documents and the information provided above, the official plan documents will control. First Data retains the right to terminate or amend the ESPP at any time.

Additional Information About the Merger and Where to Find It

In connection with this proposed transaction First Data Corporation (the “Company”) has filed a preliminary proxy statement with the Securities and Exchange Commission (“SEC”). This document is not yet final and will be amended. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE VERSION OF THE PROXY STATEMENT FILED WITH THE SEC CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement will be mailed to the Company’s stockholders. In addition, stockholders will be able to obtain the proxy statement and all other relevant documents filed by the Company with the SEC free of charge at the SEC’s Web site www.sec.gov or from First Data Corporation, Investor Relations Department at 6200 S. Quebec Street, Suite 340, Greenwood Village, Colorado 80111, (303) 967-6756.

Participants in the Solicitation

First Data Corporation and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information about the Company and its directors and executive officers, and their ownership of the Company’s securities, is set forth in the proxy statement for the 2007 Annual Meeting of Stockholders of the Company, which was filed with the SEC on April 17, 2007, and the preliminary proxy statement for the special meeting to consider the proposed transaction filed with the SEC on May 29, 2007. Additional information regarding the interests of those persons may be obtained by reading the definitive proxy statement when it becomes available.